EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated June 21, 2004, accompanying the financial statements and supplementary schedule included in the Annual Report of Air Methods Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the registration statement of Air Methods Corporation on Form S-8 (File No. 333-60825).

/s/ GRANT THORNTON LLP


Denver, Colorado
June 21, 2004


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